EXHIBIT 5
                                                                       ---------


                      [LETTERHEAD OF PEPPER HAMILTON LLP]




July 25, 2001

Paragon Technologies, Inc.
600 Kuebler Road
Easton, PA  18040

Re:Registration Statement on Form S-8 relating to the Paragon Technologies, Inc.
   1997 Equity Compensation Plan, as amended and restated
   -------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Paragon Technologies, Inc., a Pennsylvania corporation (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to an additional 300,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), reserved for and issuable under the Paragon Technologies, Inc. 1997 Equity Compensation Plan, as amended and restated (the "Plan").

                  In rendering this opinion, we have examined the Registration Statement and the exhibits thereto, including the Plan, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

                  Based on the foregoing, it is our opinion that the shares of Common Stock issuable under the Plan will be, when issued and paid for in accordance with the terms of the Plan, validly issued, fully paid, and non-assessable.

                  The opinion set forth above is limited to the Business Corporation Law of the Commonwealth of Pennsylvania, as amended.

                  We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act and the rules or regulations of the Commission thereunder.

                  The opinion expressed herein is solely for your benefit and may be relied upon only by you.

                                  Sincerely,

                                  /s/ PEPPER HAMILTON LLP
                                  ----------------------------------------------

                                  PEPPER HAMILTON LLP